UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 31, 2024

Sonida Senior Living, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road,
Suite 810
Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 770-5600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SNDA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2024, Sonida Senior Living, Inc. (the “Company”) and certain of its subsidiaries (the “Borrowers”) entered into an Omnibus Amendment to Multifamily Loan and Security Agreements (the “Omnibus Amendment”) with each entity identified as an “Original Lender” on Schedule 1 thereto and the Federal National Mortgage Association (“Fannie Mae”). The Omnibus Amendment amends the terms of each of the Loan Agreements listed on Schedule 2 thereto (each, a “Loan Agreement” and collectively, the “Loan Agreements”). The Loan Agreements relate to 18 of the Company’s senior living communities and are interest-only through maturity, subject to the scheduled prepayments of principal noted below. The Omnibus Amendment, among other things:

•	extends the maturity dates of each Loan Agreement to January 1, 2029;

•

provides for certain scheduled prepayments of the outstanding principal amounts under the Loan Agreements, payable by the Borrowers and/or the Company to Fannie Mae in immediately available funds consisting of: (i) an initial prepayment of $2 million, which was funded by the Company in connection with the execution and delivery of the Omnibus Amendment, (ii) a prepayment of $2 million on or before November 1, 2025 (the “Second Payment”), (iii) a prepayment of $3 million on or before November 1, 2026 (the “Third Payment”), and (iv) a prepayment of $3 million on or before November 1, 2027 (the “Fourth Payment”) (the Second Payment, the Third Payment, and the Fourth Payment each, a “Subsequent Payment”); and

•

provides that, if Fannie Mae receives each Subsequent Payment on or before the applicable date for each such Subsequent Payment, effective as of the date of Fannie Mae’s receipt of the Third Payment, the $10.0 million guaranty provided by the Company to and for the benefit of Fannie Mae (the “Supplemental Fannie Guaranty”), shall automatically terminate.

The foregoing description of the Omnibus Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Omnibus Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 31, 2024, the Company also completed the acquisition of one senior living community located in Cincinnati, Ohio (the “Cincinnati Acquisition”) for a purchase price of $16.3 million. The Company funded the Cincinnati Acquisition with $18.25 million of seller-financing, including $2.0 million for capital expenditure investment into the community. The mortgage has an 84-month term and 24-month interest waiver to support lease-up and stabilization, with a 3% fixed interest-only rate thereafter.

On January 6, 2025, the Company issued a press release announcing the execution of the Omnibus Amendment and the completion of the Cincinnati Acquisition. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to General Instruction B.2 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Omnibus Amendment to Multifamily Loan and Security Agreements, dated December 31, 2024, by and among each entity identified as a “Borrower” on Schedule 1 thereto, Sonida Senior Living, Inc., each entity identified as an “Original Lender” on Schedule 1 thereto, and Fannie Mae, the corporation duly organized under the Federal National Mortgage Association Charter Act.

99.1	Press Release, dated January 6, 2025.

104	Cover Page Interactive Data File-formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2025	Sonida Senior Living, Inc.

	By:	/s/ Tabitha Bailey
	Name:	Tabitha Bailey
	Title:	Senior Vice President and Chief Legal Officer